Exhibit 99.1

Contact:

David Smith

(212) 515-7783

NEW SENIOR ANNOUNCES THIRD QUARTER 2018 RESULTS

NEW YORK — November 1, 2018 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended September 30, 2018.

THIRD QUARTER 2018 FINANCIAL HIGHLIGHTS

•	Declared cash dividend of $0.13 per common share

•	Net loss of $20.3 million, or $(0.25) per diluted share

•	Total net operating income (“NOI”) of $40.7 million

•	Adjusted same store cash NOI decreased 2.0% versus Q3’17

•	Normalized Funds from Operations (“Normalized FFO”) of $4.7 million, or $0.06 per diluted share

•	AFFO of $9.8 million, or $0.12 per diluted share

•	Normalized Funds Available for Distribution (“Normalized FAD”) of $7.7 million, or $0.09 per diluted share

STRATEGIC REVIEW UPDATE

•	Work on internalization continuing to progress

•	Refinanced a $720 million secured loan priced at L + 232 basis points with a term of seven years in October 2018

•	Re-set dividend to $0.13 per share in August 2018

•	Transitioned 51 IL assets from leased to managed in May 2018

THIRD QUARTER 2018 RESULTS

Dollars in thousands, except per share data

	For the Quarter Ended September 30, 2018			For the Quarter Ended September 30, 2017
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP
Net (loss) income	$(20,299)	$(0.25)	$(0.25)	$(14,539)	$(0.18)	$(0.18)

Non-GAAP(A)
NOI	$40,694	N/A	N/A	$54,346	N/A	N/A
FFO	2,074	$0.03	$0.03	20,587	$0.25	$0.25
Normalized FFO	4,728	$0.06	$0.06	22,746	$0.28	$0.27
AFFO	9,800	$0.12	$0.12	20,561	$0.25	$0.25
Normalized FAD (B)	7,680	$0.09	$0.09	18,796	$0.23	$0.23

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders.

THIRD QUARTER 2018 GAAP RESULTS

New Senior recorded GAAP net loss of $20.3 million, or $(0.25) per diluted share, for the third quarter of 2018, compared to GAAP net loss of $14.5 million, or $(0.18) per diluted share, for the third quarter of 2017. The year over year decrease was primarily driven by lower net operating income as a result of asset sales.

THIRD QUARTER 2018 PORTFOLIO PERFORMANCE

Total NOI decreased 25.1% to $40.7 million compared to $54.3 million for the third quarter of 2017, primarily driven by approximately $292 million in asset sales in the fourth quarter of 2017 and 51 assets transitioned from leased to managed in the second quarter of 2018.

Adjusted same store cash NOI decreased 2.0% year over year. This figure represents the Company’s entire portfolio of 133 assets, including the 51 IL assets that were converted from leased to managed in the second quarter of 2018.

REFINANCING

In October, the Company completed the refinancing of a $720 million secured loan (the “Loan”) with Freddie Mac arranged through KeyBank Real Estate Capital. The Loan has a term of seven years and bears interest at LIBOR plus 232 basis points, an improvement of approximately 170 basis points, or $12 million annually, versus the prior financing. Additionally, the refinancing improved the Company’s weighted average debt maturity from three years to over five years.

STRATEGIC REVIEW UPDATE

As previously announced on February 23, 2018, the Board of Directors, together with the Company’s management team and legal and financial advisors, has been exploring a full range of strategic alternatives to maximize shareholder value. The Board formed a special committee (the “Special Committee”), composed entirely of independent and disinterested directors, to address certain aspects of the strategic review.

In connection with the strategic review, the Company retained J.P. Morgan Securities LLC as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP as its legal advisor. In addition, the Special Committee retained Morgan Stanley & Co. LLC as its independent financial advisor and Wachtell, Lipton, Rosen & Katz as its independent legal advisor.

The strategic review has been a multi-step process, resulting in the following previously announced initiatives: (1) the termination of triple net leases and entry into new management agreements for 51 IL Assets in May 2018, (2) a re-set of the Company’s dividend in August 2018, (3) the $720 million refinancing described above and (4) an agreement in principle to internalize the Company’s management function in August 2018. The Special Committee continues to work with Fortress towards definitive documentation for the internalization, and the Company continues to prepare to be operationally ready for the internalization by January 1, 2019. The agreement in principle with respect to the internalization is non-binding, and there can be no assurance as to when or whether the internalization will occur or its terms.

THIRD QUARTER DIVIDEND

On October 29, 2018, the Company’s Board of Directors declared a cash dividend of $0.13 per share for the quarter ended September 30, 2018. The dividend is payable on December 21, 2018 to shareholders of record on December 7, 2018.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on November 1, 2018 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 694-6694 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Third Quarter 2018 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on November 30, 2018 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “5197165.”

ABOUT NEW SENIOR

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of September 30, 2018, New Senior is one of the largest owners of senior housing properties, with 133 properties across 37 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s exploration of strategic alternatives and the plan to internalize the Company’s management, including, in each case, with respect to the terms, timing, potential benefits, potential costs and completion thereof, and the declaration or amount of any future dividend. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s review of strategic alternatives and announcement thereof and the Company’s ability to successfully manage the transition to self-management. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	September 30, 2018 (Unaudited)	December 31, 2017
Assets
Real estate investments:
Land	$182,238	$182,238
Buildings, improvements and other	2,352,135	2,329,524
Accumulated depreciation	(341,250)	(275,794)

Net real estate property	2,193,123	2,235,968

Acquired lease and other intangible assets	8,638	264,438
Accumulated amortization	(2,788)	(249,198)

Net real estate intangibles	5,850	15,240

Net real estate investments	2,198,973	2,251,208

Cash and cash equivalents	157,365	137,327
Straight-line rent receivables	3,321	82,445
Receivables and other assets, net	41,352	37,047

Total Assets	$2,401,011	$2,508,027

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$1,951,884	$1,907,928
Due to affiliates	15,339	9,550
Accrued expenses and other liabilities	54,029	84,664

Total Liabilities	$2,021,252	$2,002,142

Commitments and contingencies

Equity
Preferred stock $0.01 par value, 100,000,000 shares authorized and none issued or outstanding as of both September 30, 2018 and December 31, 2017	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 82,148,869 shares issued and outstanding as of both September 30, 2018 and December 31, 2017, respectively	821	821
Additional paid-in capital	898,135	898,132
Accumulated deficit	(519,197)	(393,068)

Total Equity	$379,759	$505,885

Total Liabilities and Equity	$2,401,011	$2,508,027

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Resident fees and services	$116,178	$84,708	$288,005	$257,473
Rental revenue	1,582	28,247	37,825	84,741

Total revenues	117,760	112,955	325,830	342,214

Expenses
Property operating expense	77,066	58,609	192,675	176,861
Depreciation and amortization	22,373	35,126	73,619	108,587
Interest expense	29,268	23,898	76,946	70,469
Acquisition, transaction and integration expense	1,559	675	13,130	1,469
Management fees and incentive compensation to affiliate	3,688	3,824	11,127	14,402
General and administrative expense	3,219	3,958	10,111	11,695
Loss on extinguishment of debt	—	—	58,544	672
Other expense	782	1,484	2,194	1,645

Total expenses	$137,955	$127,574	$438,346	$385,800
Gain on sale of real estate	—	—	—	22,546
Gain on lease termination	—	—	40,090	—

Loss before income taxes	(20,195)	(14,619)	(72,426)	(21,040)
Income tax expense (benefit)	104	(80)	303	273

Net loss	$(20,299)	$(14,539)	$(72,729)	$(21,313)

Net loss per share of common stock(A)
Basic	$(0.25)	$(0.18)	$(0.89)	$(0.26)

Diluted	$(0.25)	$(0.18)	$(0.89)	$(0.26)

Weighted average number of shares of common stock outstanding
Basic	82,148,869	82,148,869	82,148,869	82,144,090

Diluted(B)	82,148,869	82,148,869	82,148,869	82,144,090

Dividends declared per share of common stock	$0.13	$0.26	$0.65	$0.78

(A)

Basic earnings per share (“EPS”) is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.

(B)	All outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash Flows From Operating Activities
Net loss	$(72,729)	$(21,313)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	73,654	108,698
Amortization of deferred financing costs	9,396	6,997
Amortization of deferred revenue, net	2,346	219
Amortization of premium on mortgage notes payable	—	(456)
Non-cash straight-line rent	(5,192)	(13,527)
Gain on sale of real estate	—	(22,546)
Non-cash adjustment on lease termination(A)	29,910	—
Loss on extinguishment of debt	58,544	672
Provision for uncollectible receivables	1,630	1,719
Other non-cash expense	2,308	1,296
Changes in:
Receivables and other assets, net	(5,046)	(1,072)
Due to affiliates	5,789	3,945
Accrued expenses and other liabilities	10,916	7,304

Net cash provided by operating activities	$111,526	$71,936

Cash Flows From Investing Activities
Proceeds from the sale of real estate, net	$—	$47,354
Capital expenditures, net of insurance proceeds	(13,605)	(14,476)

Net cash (used in) provided by investing activities	$(13,605)	$32,878

Cash Flows From Financing Activities
Principal payments of mortgage notes payable and capital lease obligations	$(16,063)	$(19,304)
Proceeds from mortgage notes payable	720,000	—
Repayments of mortgage notes payable	(663,788)	(27,968)
Payment of exit fee on extinguishment of debt	(51,886)	(311)
Payment of deferred financing costs	(13,663)	(579)
Purchase of interest rate caps	(341)	—
Payment of common stock dividend	(53,400)	(64,073)

Net cash used in financing activities	$(79,141)	$(112,235)

Net increase (decrease) in cash, cash equivalents and restricted cash	18,780	(7,421)
Cash, cash equivalents and restricted cash, beginning of period	157,485	97,517

Cash, cash equivalents and restricted cash, end of period	$176,265	$90,096

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$67,323	$63,860
Cash paid during the period for income taxes	326	274

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Issuance of common stock	$—	$214
Capital lease obligations	$273	$—
Furniture, fixtures, equipment and other improvements(B)	$9,975	$—

(A)

Primarily includes the non-cash write-offs of straight-line rent receivables and net above-market rent lease intangible assets, offset by the fair value of furniture, fixtures, equipment and other improvements received by us as a result of the lease termination with affiliates of Holiday Retirement.

(B)	Fair value of furniture, fixtures, equipment and other improvements received by us as a result of the lease termination with affiliates of Holiday Retirement.

Reconciliation of NOI to Net Loss

(dollars in thousands)

For the Quarter Ended September 30, 2018
Total revenues	$117,760
Property operating expense	(77,066)

NOI	40,694

Depreciation and amortization	(22,373)
Interest expense	(29,268)
Acquisition, transaction and integration expense	(1,559)
Management fees and incentive compensation to affiliate	(3,688)
General and administrative expense	(3,219)
Other expense	(782)
Income tax expense	(104)

Net Loss	$(20,299)

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

For the Quarter Ended September 30, 2018
Net loss	$(20,299)
Adjustments:
Depreciation and amortization	22,373

FFO	$2,074
FFO per diluted share	$0.03

Acquisition, transaction and integration expense	1,559
Other expense(1)	1,095

Normalized FFO	$4,728
Normalized FFO per diluted share	$0.06

Straight-line rent	(175)
Amortization of deferred financing costs	4,100
Amortization of deferred community fees and other(2)	1,147

AFFO	$9,800
AFFO per diluted share	$0.12

Routine capital expenditures	(2,120)

Normalized FAD	$7,680
Normalized FAD per diluted share	$0.09

Weighted average diluted shares outstanding(3)	82,616

(1)	Primarily includes a loss associated with Hurricane Florence and reduction in fair value of interest rate caps.
(2)

Consists of (i) amortization of above /below market lease intangibles, (ii) amortization of premium on mortgage notes payable and (iii) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

(3)	Includes dilutive effect of options.

Reconciliation of Year-over-Year Cash NOI (unaudited)

(dollars in thousands)

	3Q 2017					3Q 2018
	Adjusted Same Store NNN Properties	Non-Same Store NNN Properties	Adjusted Same Store Managed Properties	Non-Same Store Managed Properties	Total	Adjusted Same Store NNN Properties	Non-Same Store NNN Properties	Adjusted Same Store Managed Properties	Non-Same Store Managed Properties	Total
Cash NOI(1)	$1,372	$3,969	$41,055	$1,504	$47,900	$1,411	$0	$40,149	$0	$41,560
Triple net lease to managed adjustments(2)	—	—	5,962	—	5,962	—	—	106	—	106
Straight-line rent	211	419	—	—	630	175	—	—	—	175
Amortization of deferred community fees and other(3)	(2)	(14)	(156)	26	(146)	(4)	—	(1,143)	—	(1,147)

Segment / Total NOI	$1,581	$4,374	$46,861	$1,530	$54,346	$1,582	$0	$39,112	$0	$40,694

Depreciation and amortization					(35,126)					(22,373)
Interest expense					(23,898)					(29,268)
Acquisition, transaction & integration expense					(675)					(1,559)
Management fees and incentive compensation to affiliate					(3,824)					(3,688)
General and administrative expense					(3,958)					(3,219)
Other expense					(1,484)					(782)
Income tax benefit (expense)					80					(104)

Net loss					$(14,539)					$(20,299)

(1)

For the period during which the properties were owned on a triple net basis, cash NOI reflects the unaudited operating results provided by the operator, as opposed to the rent recorded by the Company, and excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.

(2)	Primarily represents straight-line rent for the period during which the properties were owned on a triple net basis.
(3)	Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net (loss) income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net (loss) income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this report. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI and Cash NOI

The Company evaluates the performance of each of its two business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees and travel cost reimbursements. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments.

The Company defines Cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and Cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.

Same store NOI and same store cash NOI include only properties owned for the entirety of comparable periods. Properties acquired, sold, transitioned to other operators or between segments, classified as held for sale during the comparable periods are excluded from the same store amounts. Accordingly, same store results exclude the performance of the 51 assets that were transitioned from the triple net lease segment to the managed segment as a result of the lease termination in May 2018.

Adjusted same store cash NOI adjusts same store cash NOI to include properties transitioned from the Company’s triple net lease segment to the managed segment during the comparative periods. For the period during which the properties were owned on a triple net basis, cash NOI reflects the unaudited operating results provided by the operator, as opposed to the rent recorded by the Company, and excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.

FFO and Other Non-GAAP Measures

We use Funds From Operations (“FFO”) and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as GAAP net income (loss) excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation recognized as a result of sales of real estate; (d) the remeasurement of deferred tax assets; (e) gain on lease termination; and (f) other items that we believe are not indicative of operating performance, generally reported as “Other (income) expense” in the Consolidated Statements of Operations.

Management also uses AFFO and Normalized FAD as supplemental measures of the Company’s operating performance.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium on mortgage notes payable and (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders.